Exhibit 99.1

Filed pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule14a-12 under the Securities Exchange Act of 1934, as amended

Filing Person: W. P. Carey Inc.

Subject Company: Corporate Property Associates 16 – Global Incorporated

Commission File No.: 001-32162

W. P. CAREY INC.

Supplemental Unaudited Operating and Financial Data

As of September 30, 2013

Important Disclosures About this Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC” “the Company,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries, and predecessors, unless otherwise indicated. “WPC LLC” means W. P. Carey & Co. LLC, our predecessor company. The “CPA®:15 Merger” means our merger with Corporate Property Associates 15 Incorporated (“CPA®:15”), which was completed on September 28, 2012. The “Proposed Merger” means our proposed merger with Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”), which was announced on July 25, 2013. “CPA® REITs” means CPA®:15 (through the date of the CPA®:15 Merger), CPA®:16 – Global, Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”), and Corporate Property Associates 18 – Global Incorporated (“CPA®:18 – Global”). The “Managed REITs” means the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”). “W. P. Carey Group” means W. P. Carey, together with the Managed REITs.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental metrics that are not defined by generally accepted accounting principles (“GAAP”), including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), funds from operations - as adjusted (“AFFO”), pro rata net operating income (“NOI”), pro rata debt, total adjusted real estate revenue, total adjusted general and administrative expense (“Adjusted G&A”) and adjusted revenue. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided on page 42 within this supplemental package. FFO is non-GAAP measure defined by the National Association of Real Estate Investments Trusts (“NAREIT”).

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Federal securities laws. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These statements are based on the current expectations of the management of W. P. Carey.  It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings, and the filings of its predecessor, W. P. Carey & Co. LLC, with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s website at http://www.sec.gov, including the Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on February 26, 2013.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the Federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Earnings Release and Supplemental

Financial Information

Unaudited, Third Quarter 2013

November 5, 2013

W. P. CAREY INC.

Supplemental Unaudited Operating and Financial Data

As of September 30, 2013

Overview
Press Release	1

Highlights
Company Overview	4
Financial and Operational Statistics	5

Financial Information
Consolidated Balance Sheets	6
Consolidated Statements of Income	7
Reconciliation of Net Income to Funds from Operations - as Adjusted (AFFO)	8
Reconciliation of Consolidated Statement of Income to AFFO - Current Quarter	10
Reconciliation of Consolidated Statement of Income to AFFO - Year-to-Date	12
Reconciliation of GAAP Net Income to Adjusted EBITDA	14
Adjusted Revenue Analysis	15
Total Adjusted Real Estate Revenue - W. P. Carey Group	17
Adjusted G&A	18
Business Segment and Financial Information	19
Pro Rata NOI	20

Debt and Other Information
Portfolio Debt Overview	21
Detailed Debt Summary	23
Selected Data for the Managed REITs	26
Joint Venture Information	27

WPC Portfolio Information
Portfolio Information - Diversification of Top Ten Tenants by Rent and Historical Occupancy	28
Portfolio Information - Diversification by Property Type	29
Portfolio Information - Diversification by Tenant Industry	30
Portfolio Information - Diversification by Geography	31
Portfolio Information - Lease Maturities	32

2013 Investment Activity
Owned Portfolio - Acquisitions and Dispositions	33
Managed REITs - Acquisitions	34
Managed REITs - Dispositions	37

Tenants by Annualized Contractual Minimum Base Rent	38

Terms and Definitions	42

Press Release

W. P. Carey Announces Third Quarter 2013 Financial Results

New York, NY – November 5, 2013 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the third quarter ended September 30, 2013.

During the third quarter of 2013, the Company:

•                  Reported Funds from operations—as adjusted (“AFFO”) of $1.03 per diluted share

•                  Announced a merger agreement with Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”)

•                  Structured $428.9 million of investments on behalf of the Managed REITs

•                  Raised its annualized dividend rate to $3.44 per share, WPC’s 50th consecutive quarterly increase

QUARTERLY RESULTS

•                  AFFO for the third quarter of 2013 was $71.1 million or $1.03 per diluted share, compared to $33.9 million or $0.82 per diluted share for the third quarter of 2012. AFFO for the nine months ended September 30, 2013 was $216.0 million or $3.09 per diluted share, compared to $101.8 million or $2.48 per diluted share for the comparable period in 2012. The increased AFFO in the three and nine months ended September 30, 2013 as compared to the same periods in 2012 was primarily due to income from the properties we acquired in our merger with Corporate Property Associates 15 – Incorporated (“CPA®:15”) on September 28, 2012 (the “CPA®:15 Merger”) partially offset by the cessation of asset management revenue received from CPA®:15 after the CPA®:15 Merger was completed. Per share data for the 2013 periods also reflects the issuance of 28.2 million shares in connection with the CPA®:15 Merger to the stockholders of CPA®:15. Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

•                  Total revenues net of reimbursed expenses for the third quarter of 2013 were $114.7 million, compared to $49.4 million for the third quarter of 2012. Total revenues net of reimbursed expenses for the nine months ended September 30, 2013 were $316.7 million, compared to $143.8 million for the comparable period in 2012. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•                  Net Income for the third quarter of 2013 was $18.5 million, compared to $2.6 million for the same period in 2012. Net Income for the nine months ended September 30, 2013 was $75.9 million, compared to $46.7 million for the prior year period.

•                  For the quarter ended September 30, 2013, we received approximately $14.5 million in cash distributions from our equity ownership in the Managed REITs including $7.3 million in Available Cash distributions related to our special general partnership interests in the Managed® REITs.

W. P. CAREY OWNED PORTFOLIO UPDATE

•                  In September 2013, W. P. Carey acquired an office facility of the Department of State for Communities and Local Government, a department of the UK Government, located in Manchester, UK. The total acquisition cost of the facility was approximately $63.3 million (GBP40.0 million/EUR47.0 million). Year to date, W. P. Carey has completed five transactions for a total investment of $248.5 million.

•                  During the third quarter of 2013, W. P. Carey disposed of three properties for total proceeds of $7.6 million.

Investing for the long runTM	1

Press Release

(Continued)

•                  The W. P. Carey owned portfolio currently consists primarily of 421 leased properties comprising 39.4 million square feet leased to 125 corporate tenants. The average lease term of the portfolio is 8.7 years and the occupancy rate is 99.0%.

W. P. CAREY MANAGED PORTFOLIO UPDATE

•                  W. P. Carey is the advisor to the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”), which had aggregate real estate assets of $8.6 billion, cash of approximately $0.8 billion and total assets of $9.3 billion as of September 30, 2013. The average occupancy rate for the 78.6 million square feet owned by the CPA® REITs was 98.8%.

•                  CPA®:17 – GLOBAL: During the third quarter of 2013, we structured eight new investment transactions totaling $209.3 million on behalf of CPA®:17 – Global. Year to date, through October 31, 2013, we have structured $437.6 million of new investments on behalf of CPA®:17 – Global.

•                  CPA®:18 – GLOBAL: Year to date, through October 31, 2013, CPA®:18 – Global, our newest publicly-registered non-traded REIT offering, has raised approximately $65.6 million.

•                  CWI: Through the closing of its initial public offering on September 15, 2013, CWI, our lodging-focused non-traded REIT offering, raised approximately $582.4 million, inclusive of reinvested distributions through the distribution reinvestment plan. Year to date, through October 31, 2013, CWI has invested in 11 hotels for a total of $606.7 million, inclusive of two hotels during the third quarter of 2013 for $161.8 million.

On October 25, 2013, CWI filed a registration statement with the SEC for a possible public offering of up to an additional $350 million of its common stock. There can be no assurance that CWI will actually commence the follow-on offering or successfully sell the full number of shares registered, if any.

PROPOSED MERGER WITH CPA®:16 – GLOBAL

•                  On July 25, 2013, we announced that our Board of Directors and the Board of Directors of our publicly held, non-traded REIT affiliate, CPA®:16 – Global had each unanimously approved a merger agreement pursuant to which CPA®:16 – Global will merge with and into a subsidiary of W. P. Carey in a transaction valued at approximately $4.0 billion, including debt. Following the proposed merger, the combined company is expected to have an equity market capitalization of approximately $6.5 billion and a total enterprise value of approximately $10.0 billion.

•                  The proposed merger is subject to the approvals of the stockholders of both W. P. Carey and CPA®:16 – Global and other customary closing conditions. If the proposed merger is approved and the other closing conditions are satisfied, we currently expect that the closing will occur during the first quarter of 2014, although there can be no assurance that the transaction will close at such time, if at all.

DIVIDENDS

•                  As previously announced, the W. P. Carey Board of Directors raised the quarterly cash dividend to $0.86 per share for the third quarter of 2013. This represents a 2.4% increase from the second quarter of 2013 and a 32.3% increase over the third quarter of 2012. The dividend—our 50th consecutive quarterly increase—was paid on October 15, 2013 to stockholders of record as of September 30, 2013.

•                  W. P. Carey President and CEO Trevor Bond, noted, “The third quarter marks the conclusion of our first full year as a REIT and also included another significant milestone for the company with the announcement of our proposed merger with CPA®:16 – Global. This transaction will further increase our real estate assets under ownership and reinforce our status as a leading global net-lease REIT. While we continue to closely monitor the current economic environment, we believe that the strength our business model and adhering to our established, conservative investment criteria will enable us to continue providing steady income to both our stockholders and investors in our Managed REITs.”

Investing for the long runTM	2

Press Release

(Continued)

Conference Call and Audio Webcast Scheduled for 11:00 AM (ET)

Please call at least 10 minutes prior to call to register.

Time: Tuesday, November 5, 2013 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/Q3earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) + 1-412-317-0088

Replay Passcode: 10033805

Replay available until November 15, 2013 at 9:00 AM (ET).

W. P. Carey Inc.

Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $15.8 billion. The largest owner/manager of net lease assets, WPC’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent dividend income to investors for nearly four decades. www.wpcarey.com

This press release contains forward-looking statements within the meaning of the Federal securities laws. Examples of such forward-looking statements include, but are not limited to, statements regarding the proposed merger and the statements made by Mr. Bond. A number of factors could cause W. P. Carey’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey or the combined company after the proposed merger, reference is made to W. P. Carey’s filings with the Securities and Exchange Commission.

Investing for the long runTM	3

Company Overview

Key Company Contacts		Executive Offices
Trevor P. Bond	President, Chief Executive Officer and Director	50 Rockefeller Plaza
Catherine D. Rice	Chief Financial Officer and Managing Director	New York, NY 10020
Thomas E. Zacharias	Chief Operating Officer and Managing Director	Tel: 1-800-WPCAREY or (212) 492-1100
Kristin A. Brown	Vice President, Investor Relations	Fax: (212) 492-8922
Web Site Address: www.wpcarey.com
Banks
Bank of America, N.A.	Administrative and Documentation Agent
The Bank of New York Mellon	Syndication Agent
JPMorgan Chase Bank, N.A.	Syndication Agent
PNC Bank, N.A.	Syndication Agent
Wells Fargo Bank, N.A.	Syndication Agent
RBS Citizens, N.A.	Syndication Agent
Regions Bank	Syndication Agent
U.S. Bank N.A.	Syndication Agent
Fifth Third Bank	Syndication Agent
Comerica Bank	Syndication Agent

Analyst Coverage
Daniel P. Donlan	Ladenburg Thalmann & Co., Inc.
Sheila McGrath	Evercore Partners Inc.
Paul Adornato	BMO Capital Markets

Stock Data (NYSE: WPC)	Third Quarter 2013	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012
High Price	$70.89	$78.58	$68.45	$54.70	$53.85
Low Price	64.32	63.66	51.89	45.94	43.25
Closing Price	64.70	66.17	67.40	52.15	49.00
Distributions declared per share - annualized	$3.44	$3.36	$3.28	$2.64	$2.60
Distribution yield (annualized distribution / closing stock price)	5.32%	5.08%	4.87%	5.06%	5.31%
Shares outstanding at quarter end	68,253,736	68,217,189	68,762,259	68,485,525	68,005,470
Market value of outstanding shares at quarter end ($’000)	$4,416,017	$4,513,931	$4,634,576	$3,571,520	$3,332,268

Investing for the long runTM | 4

Financial and Operational Statistics (Unaudited)

As of and for the Nine Months Ended September 30, 2013
Market Capitalization				WPC
Shares outstanding				68,253,736
Stock price at end of period				$64.70
Market capitalization (equity capitalization) ($’000)				$4,416,017
Total capitalization ($’000) (a)				$6,527,116
Enterprise value ($’000) (b)				$6,433,496
High stock close price				$70.89
Low stock close price				$64.32
Financial Ratios				WPC
Debt to total capitalization				32.3%
Net debt to total capitalization (c)				30.9%
Net debt to enterprise value (c)				31.4%
Adjusted EBITDA ($’000) (d)				$400,176
Net debt to adjusted EBITDA (c)				5.0
Total debt to gross assets (e)				46.2%
Unsecured debt to gross assets				10.7%
Interest coverage (f)				3.70
Adjusted G&A / Total Adjusted Real Estate Revenue (g)				7.1%
Dividend (h)				$3.44
Dividend payout (i)				83.4%
Weighted-average cost of debt				4.4%
Property Information	CPA®:16 – Global	CPA®:17 – Global	CPA®:18 – Global	WPC
Number of leased properties	477	343	1	421
Number of operating properties (j)	2	73	-	22
Total properties	479	416	1	443
Total square feet - leased properties (millions)	45.6	32.8	0.2	39.4
Total square feet - operating properties (millions)	0.2	5.6	-	0.7
Total square feet (millions)	45.8	38.4	0.2	40.1
Number of tenants (k)	140	88	1	125
Occupancy (k)	98.0%	100.0%	100.0%	99.0%
Weighted-average lease term (years)	9.6	15.2	14.9	8.7
Percent of investment grade tenants (l)	13.3%	21.1%	100.0%	31.1%

(a)	Represents market capitalization plus total pro rata debt. Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(b)	Represents total capitalization less cash.

(c)	Net debt represents pro rata debt less cash. Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(d)

Adjusted EBITDA reflects the annualized nine months ended September 30, 2013. Adjusted EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(e)	Gross assets represent total assets, excluding goodwill, before accumulated depreciation.

(f)	Computed by dividing Adjusted EBITDA by annualized interest expense.

(g)

Adjusted G&A represents general and administrative expenses excluding CPA®:15 Merger and Proposed Merger-related costs, dealer manager fee-related expenses and stock-based compensation expense. Total Adjusted Real Estate Revenue represents total pro rata real estate revenues for WPC and the Managed REITs, as presented on page 17. Adjusted G&A and Total Adjusted Real Estate Revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(h)	Represents the annualized dividend per share based on the declared third quarter distribution. The annualized rate is not guaranteed.

(i)	Computed by dividing annualized dividend per share by annualized AFFO per share.

(j)	During the fourth quarter of 2013, we sold 19 self-storage properties and one hotel.

(k)	Excludes all operating properties.

(l)	Investment grade tenants are defined as having a BBB- rating or above. Percentage of portfolio is calculated based on annualized contractual minimum base rent.

Investing for the long runTM | 5

Consolidated Balance Sheets

(in thousands) (unaudited)

	September 30, 2013	December 31, 2012
Assets
Investments in real estate:
Real estate, at cost	$2,515,475	$2,334,488
Operating real estate, at cost	83,896	99,703
Accumulated depreciation	(170,085)	(136,068)
Net investments in properties	2,429,286	2,298,123
Net investments in direct financing leases	360,240	376,005
Assets held for sale	17,975	1,445
Equity investments in real estate and the Managed REITs	557,513	565,626
Net investments in real estate	3,365,014	3,241,199
Cash and cash equivalents	93,620	123,904
Due from affiliates	42,249	36,002
Goodwill	327,973	329,132
In-place lease intangible assets, net	487,527	447,278
Above-market rent intangible assets, net	261,900	279,885
Other intangible assets, net	15,519	10,200
Other assets, net	132,558	141,442
Total Assets	$4,726,360	$4,609,042

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,685,556	$1,715,397
Senior credit facility	490,000	253,000
Accounts payable, accrued expenses and other liabilities	282,489	265,132
Income taxes, net	11,232	24,959
Distributions payable	59,439	45,700
Total liabilities	2,528,716	2,304,188
Redeemable noncontrolling interest	7,316	7,531
Redeemable securities - related party	-	40,000

Equity:
W. P. Carey stockholders’ equity:
Common stock	69	69
Additional paid-in capital	2,243,186	2,175,820
Distributions in excess of accumulated earnings	(273,850)	(172,182)
Deferred compensation obligation	11,354	8,358
Accumulated other comprehensive income (loss)	8,626	(4,649)
Less: treasury stock, at cost	(60,270)	(20,270)
Total W. P. Carey stockholders’ equity	1,929,115	1,987,146
Noncontrolling interests	261,213	270,177
Total equity	2,190,328	2,257,323
Total Liabilities and Equity	$4,726,360	$4,609,042

Investing for the long runTM | 6

Consolidated Statements of Income

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Total lease revenues	$77,626	$16,126	$227,936	$49,320
Asset management revenue from affiliates	10,961	15,850	31,330	47,088
Structuring revenue from affiliates	14,775	8,316	27,539	19,576
Dealer manager fees from affiliates	3,787	4,012	7,329	11,878
Reimbursed costs from affiliates	23,259	19,879	50,694	59,100
Other real estate income	7,506	5,095	22,547	15,977
	137,914	69,278	367,375	202,939
Operating Expenses
General and administrative	28,761	28,930	84,733	77,701
Merger and acquisition expenses	3,630	25,897	6,879	30,616
Reimbursable costs	23,259	19,879	50,694	59,100
Depreciation and amortization	31,560	6,120	92,741	18,549
Property expenses	5,746	2,069	16,307	7,112
Other real estate expenses	1,654	1,557	5,064	4,619
Impairment charges	1,416	-	1,416	-
	96,026	84,452	257,834	197,697
Other Income and Expenses
Other interest income	367	252	1,053	910
Net income from equity investments in real estate and the Managed REITs (a)	9,180	10,477	52,377	52,808
Gain on change in control of interests	-	20,794	-	20,794
Other income and (expenses)	2,484	503	5,453	2,026
Interest expense	(27,482)	(7,845)	(81,187)	(22,253)
	(15,451)	24,181	(22,304)	54,285
Income from continuing operations before income taxes	26,437	9,007	87,237	59,527
Provision for income taxes	(5,375)	(379)	(3,020)	(192)
Income from continuing operations	21,062	8,628	84,217	59,335
Discontinued Operations
Income (loss) from operations of discontinued properties	349	(458)	3,332	(1,060)
Gain (loss) on sale of real estate	239	(409)	622	(888)
Gain on extinguishment of debt	-	-	84	-
Impairment charges	-	(5,535)	(4,950)	(12,262)
Income (loss) from discontinued operations, net of tax	588	(6,402)	(912)	(14,210)
Net Income	21,650	2,226	83,305	45,125
Net (income) loss attributable to noncontrolling interests	(2,912)	325	(7,312)	1,383
Net (income) loss attributable to redeemable noncontrolling interest	(232)	37	(139)	146
Net Income Attributable to W. P. Carey	$18,506	$2,588	$75,854	$46,654

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.26	$0.22	$1.11	$1.49
Income (loss) from discontinued operations attributable to W. P. Carey	0.01	(0.16)	(0.01)	(0.35)
Net Income Attributable to W. P. Carey	$0.27	$0.06	$1.10	$1.14

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.26	$0.21	$1.09	$1.47
Income (loss) from discontinued operations attributable to W. P. Carey	0.01	(0.15)	(0.01)	(0.35)
Net Income Attributable to W. P. Carey	$0.27	$0.06	$1.08	$1.12

Weighted Average Shares Outstanding
Basic	68,397,176	40,366,298	68,719,264	40,398,433
Diluted	69,400,825	41,127,404	69,846,320	41,029,578

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$18,021	$8,990	$76,920	$60,864
Income (loss) from discontinued operations, net of tax	485	(6,402)	(1,066)	(14,210)
Net Income Attributable to W. P. Carey	$18,506	$2,588	$75,854	$46,654

Distributions Declared Per Share	$0.860	$0.650	$2.520	$1.782

(a)          Net income from equity investments in real estate and the Managed REITs for the nine months ended September 30, 2013, includes net income from our equity investments in real estate of $30.5 million, income from our ownership in the Managed REITs of $3.7 million and income from our special general partnership interests in the Managed REITs of $18.2 million.

Investing for the long runTM | 7

Reconciliation of Net Income to Funds from Operations – As Adjusted (AFFO)

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended					Nine Months Ended
Real Estate Ownership	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
Net income from real estate ownership attributable to W. P. Carey	$13,695	$43,107	$16,692	$5,507	$1,927	$73,494	$39,388
Adjustments:
Depreciation and amortization of real property	30,483	30,170	29,687	28,652	5,510	90,340	17,330
Impairment charges	1,416	1,671	3,279	10,700	5,534	6,366	12,262
(Gain) loss on sale of real estate	(239)	(981)	931	4,240	(59)	(289)	(1,564)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO (a)	2,365	(16,304)	3,154	3,211	888	(10,785)	(12,899)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(4,252)	(4,247)	(4,267)	(4,236)	(400)	(12,766)	(1,268)
Total adjustments:	29,773	10,309	32,784	42,567	11,473	72,866	13,861
FFO (as defined by NAREIT) - Real Estate Ownership (b)	43,468	53,416	49,476	48,074	13,400	146,360	53,249
Adjustments:
Loss (gain) on change in control of interest (c)	-	-	-	60	(20,794)	-	(20,794)
(Gain) loss on extinguishment of debt	(143)	(141)	74	10	-	(210)	-
Other gains, net	(32)	-	(270)	(12)	-	(302)	-
Other depreciation, amortization and non-cash charges	(707)	(515)	800	(1,556)	(130)	(422)	(106)
Stock based compensation	259	911	174	211	-	1,344	-
Deferred tax expense	(732)	(21)	(1,025)	(644)	(917)	(1,778)	(2,101)
Acquisition expense	1,076	2,909	-	-	-	3,985	-
Realized losses on foreign currency, derivatives, and other	67	102	52	171	115	221	657
Amortization of deferred financing costs	713	549	511	468	509	1,773	1,375
Straight-line and other rent adjustments	(1,930)	(2,277)	(2,169)	(2,248)	(200)	(6,376)	(2,198)
Above- and below -market rent intangible lease amortization, net	7,330	7,237	7,256	7,534	51	21,823	162
CPA®:15 Merger and Proposed Merger expenses (d)	2,463	218	111	1,049	35,570	2,792	40,289
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	306	279	278	123	(25)	863	(804)
AFFO adjustment for interests in CPA® REITs	10,961	10,718	9,249	11,971	10,650	30,928	25,263
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,470)	(1,083)	(1,561)	(506)	(141)	(4,114)	(186)
Total adjustments:	18,161	18,886	13,480	16,631	24,688	50,527	41,557
AFFO - Real Estate Ownership (b)	$61,629	$72,302	$62,956	$64,705	$38,088	$196,887	$94,806
Investment Management
Net income (loss) from investment management attributable to W. P. Carey	$4,811	$60	$(2,511)	$9,971	$661	$2,360	$7,266
FFO (as defined by NAREIT) - Investment Management (b)	4,811	60	(2,511)	9,971	661	2,360	7,266
Adjustments:
Other depreciation, amortization and non-cash charges	264	253	262	226	247	779	735
Stock based compensation	7,594	7,518	8,975	6,281	9,805	24,087	19,560
Deferred tax expense	(3,550)	(7,815)	2,253	(2,625)	(15,207)	(9,112)	(21,430)
Realized (gains) losses on foreign currency, derivatives, and other	(7)	2	2	(55)	17	(3)	(6)
Amortization of deferred financing costs	404	318	318	318	308	1,040	879
Total adjustments:	4,705	276	11,810	4,145	(4,830)	16,791	(262)
AFFO - Investment Management (b)	$9,516	$336	$9,299	$14,116	$(4,169)	$19,151	$7,004
Total Company
FFO (as defined by NAREIT) (b)	$48,279	$53,476	$46,965	$58,045	$14,061	$148,720	$60,515
FFO (as defined by NAREIT) per diluted share (b)	$0.70	$0.77	$0.67	$0.84	$0.34	$2.13	$1.47
AFFO (b)	$71,145	$72,638	$72,255	$78,821	$33,919	$216,038	$101,810
AFFO per diluted share (b)	$1.03	$1.05	$1.03	$1.13	$0.82	$3.09	$2.48
Diluted weighted average shares outstanding	69,400,825	69,493,902	69,975,293	69,505,871	41,127,404	69,846,320	41,029,578

Investing for the long runTM | 8

Reconciliation of Net Income to Funds from Operations - As Adjusted (AFFO) - Notes

(Continued)

_________

(a)

Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO for the three months ended June 30, 2013 and nine months ended September 30, 2013, respectively, includes a $19.5 million gain on sale of our equity investments in U.S. Airways. During the nine months ended September 30, 2012 we recognized a $15.1 million gain on sale of our equity investments in Médica.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(c)

Gain on change in control of interests for the three months ended September 30, 2012 represents a gain of $14.6 million recognized on our previously-held interest in shares of CPA®:15 common stock, and a gain of $6.1 million recognized on the purchase of the remaining interests in five investments from CPA®:15, which we had previously accounted for under the equity method. We recognized a gain of $20.7 million to adjust the carrying value of our existing interests in these investments to their estimated fair values in connection with the CPA®:15 Merger.

(d)	The three months ended September 30, 2012 includes current tax expense of $9.6 million relating to the conversion of CPA®:15 shares held by us before the CPA®:15 Merger.

Investing for the long runTM | 9

Reconciliation of Consolidated Statement of Income to AFFO – Current Quarter

(in thousands) (unaudited)

	Three Months Ended September 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$77,626	$9,282	$(10,374)	$76,534	$4,720	(f)	$81,254
Asset management revenue from affiliates	10,961	-	(142)	10,819	-		10,819
Structuring revenue from affiliates	14,775	-	(430)	14,345	-		14,345
Dealer manager fees	3,787	-	-	3,787	-		3,787
Reimbursed costs from affiliates	23,259	-	(1)	23,258	-		23,258
Other real estate income:
Self-storage revenues	3,680	-	(2,201)	1,479	-		1,479
Hotel revenues	-	-	-	-	-		-
Pass-through income	3,478	217	(470)	3,225	-		3,225
Other property and tenant income	348	102	-	450	-		450
Total other real estate income	7,506	319	(2,671)	5,154	-		5,154
Total Revenues	137,914	9,601	(13,618)	133,897	4,720		138,617

Operating Expenses
General and administrative	28,761	2	(502)	28,261	(7,823)		20,438
Merger and acquisition expenses	3,630	-	-	3,630	(3,540)		90
Reimbursable costs	23,259	-	-	23,259	-		23,259
Depreciation and amortization	31,560	3,089	(4,186)	30,463	(28,833)		1,630
Property expenses	5,746	350	(813)	5,283	-		5,283
Other real estate expenses	1,654	-	(983)	671	-		671
Impairment charges	1,416	-	(71)	1,345	(1,345)		-
Total Operating Expenses	96,026	3,441	(6,555)	92,912	(41,541)		51,371

Other Income and Expenses
Other interest income	367	200	(31)	536	-		536
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	3,704	(3,704)	-	-	-		-
Income related to our ownership in the Managed REITs	2,584	-	-	2,584	6,530		9,114
Income related to our general partnership interests	2,892	-	-	2,892	4,431		7,323
Total net income from equity investments in real estate and the Managed REITs	9,180	(3,704)	-	5,476	10,961		16,437
Other income and (expenses)	2,484	907	(1,232)	2,159	(2,214)		(55)
Interest expense	(27,482)	(2,997)	4,753	(25,726)	2,035		(23,691)
Total Other Income and Expenses	(15,451)	(5,594)	3,490	(17,555)	10,782		(6,773)
Income from Continuing Operations before Income Taxes	26,437	566	(3,573)	23,430	57,043		80,473
Benefit from(provision for) income taxes	(5,375)	(566)	429	(5,512)	(4,279)		(9,791)
Income from Continuing Operations	21,062	-	(3,144)	17,918	52,764		70,682

Discontinued Operations
Income from operations of discontinued properties	349	-	-	349	114	(h)	463
Gain on the sale of real estate	239	-	-	239	(239)		-
Impairment charges	-	-	-	-	-		-
Income from Discontinued Operations, Net of Taxes	588	-	-	588	(125)		463
Net Income	21,650	-	(3,144)	18,506	52,639		71,145
Net (income) attributable to noncontrolling interests	(2,912)	-	2,912	-	-		-
Net loss attributable to redeemable noncontrolling interests	(232)	-	232	-	-		-
Income / AFFO Attributable to W. P. Carey	$18,506	$-	$-	$18,506	$52,639		$71,145

Investing for the long runTM | 10

Reconciliation of Consolidated Statement of Income to AFFO – Current Quarter

(Continued)

(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

Three Months Ended September 30, 2013

	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
General and Administrative
Compensation expense	$23,419	$-	$(189)	$23,230	$(7,823)	(i)	$15,407
Organization and offering expenses	4,296	-	-	4,296	-		4,296
General and administrative professional fees	2,158	(3)	(60)	2,095	-		2,095
Reimbursable expenses	(5,358)	-	-	(5,358)	-		(5,358)
Office expenses	2,097	-	(240)	1,857	-		1,857
Other general and administrative	2,149	5	(13)	2,141	-		2,141
Total General and Administrative	$28,761	$2	$(502)	$28,261	$(7,823)		$20,438

The following table presents the components of Other Income and (Expenses):

Three Months Ended September 30, 2013

	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain (loss) on foreign currency	$1,624	$-	$(74)	$1,550	$(1,549)	$1
Gain (loss) on derivatives	671	-	(192)	479	(479)	-
Gain (loss) on extinguishment of debt	143	-	-	143	(143)	-
Other gain (loss) (j)	46	907	(966)	(13)	(43)	(56)
Total Other Income and (Expenses)	$2,484	$907	$(1,232)	$2,159	$(2,214)	$(55)

__________

(a)	Consolidated amounts shown represent WPC’s Consolidated Statement of Income for the three months ended September 30, 2013.
(b)	Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.
(c)	Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.
(d)

Represents our share in fully-owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 42 for a description of our non-GAAP measures.

(e)

Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the three months ended September 30, 2013 were $0.3 million.

(f)	Represents adjustments for straight line and above/below market lease intangible amortization.
(g)	To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.
(h)	Represents depreciation and amortization related to discontinued operations.
(i)	Represents add-back of stock-based compensation expense, less the pro rata share attributable to noncontrolling interests.
(j)	Represents income in equity investments and noncontrolling interests that could not be broken-out by line item.

Investing for the long runTM | 11

Reconciliation of Consolidated Statement of Income to AFFO – Year-to-Date

(in thousands) (unaudited)

	Nine Months Ended September 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$227,936	$29,010	$(30,823)	$226,123	$13,292	(f)	$239,415
Asset management revenue from affiliates	31,330	-	(445)	30,885	-		30,885
Structuring revenue from affiliates	27,539	-	(430)	27,109	-		27,109
Dealer manager fees	7,329	-	-	7,329	-		7,329
Reimbursed costs from affiliates	50,694	-	(108)	50,586	-		50,586
Other real estate income:
Self-storage revenues	10,622	-	(6,353)	4,269	-		4,269
Hotel revenues	-	-	-	-	-		-
Pass-through income	10,863	605	(1,366)	10,102	-		10,102
Other property and tenant income	1,062	214	(11)	1,265	-		1,265
Total other real estate income	22,547	819	(7,730)	15,636	-		15,636
Total Revenues	367,375	29,829	(39,536)	357,668	13,292		370,960

Operating Expenses
General and administrative	84,733	48	(1,696)	83,085	(25,337)		57,748
Merger and acquisition expenses	6,879	-	-	6,879	(6,778)		101
Reimbursable costs	50,694	-	2	50,696	-		50,696
Depreciation and amortization	92,741	9,383	(12,712)	89,412	(86,151)		3,261
Property expenses	16,307	855	(2,200)	14,962	-		14,962
Other real estate expenses	5,064	-	(3,016)	2,048	-		2,048
Impairment charges	1,416	-	(71)	1,345	(1,345)		-
Total Operating Expenses	257,834	10,286	(19,693)	248,427	(119,611)		128,816

Other Income and Expenses
Other interest income	1,053	594	(100)	1,547	-		1,547
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	30,531	(30,531)	-	-	-		-
Income related to our ownership in the Managed REITs	3,668	-	-	3,668	25,215		28,883
Income related to our general partnership interests	18,178	-	-	18,178	5,713		23,891
Total net income from equity investments in real estate and the Managed REITs	52,377	(30,531)	-	21,846	30,928		52,774
Other income and (expenses)	5,453	21,483	(2,853)	24,083	(23,748)		335
Interest expense	(81,187)	(9,486)	14,318	(76,355)	5,728		(70,627)
Total Other Income and Expenses	(22,304)	(17,940)	11,365	(28,879)	12,908		(15,971)
Income from Continuing Operations before Income Taxes	87,237	1,603	(8,478)	80,362	145,811		226,173
Benefit from (provision for) income taxes	(3,020)	(1,603)	1,027	(3,596)	(10,876)		(14,472)
Income from Continuing Operations	84,217	-	(7,451)	76,766	134,935		211,701

Discontinued Operations
Income from operations of discontinued properties	3,332	-	-	3,332	1,005	(h)	4,337
Gain on the sale of real estate	622	-	-	622	(622)		-
Gain on extinguishment of debt	84	-	-	84	(84)		-
Impairment charges	(4,950)	-	-	(4,950)	4,950		-
(Loss) income from Discontinued Operations, Net of Taxes	(912)	-	-	(912)	5,249		4,337
Net Income	83,305	-	(7,451)	75,854	140,184		216,038
Net income attributable to noncontrolling interests	(7,312)	-	7,312	-	-		-
Net loss attributable to redeemable noncontrolling interests	(139)	-	139	-	-		-
Income / AFFO Attributable to W. P. Carey	$75,854	$-	$-	$75,854	$140,184		$216,038

Investing for the long runTM | 12

Reconciliation of Consolidated Statement of Income to AFFO – Year-to-Date

(Continued)

(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

Nine Months Ended September 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
General and Administrative
Compensation expense	$71,387	$-	$(470)	$70,917	$(25,337)	(i)	$45,580
Organization and offering expenses	9,421	-	-	9,421	-		9,421
General and administrative professional fees	7,384	37	(214)	7,207	-		7,207
Reimbursable expenses	(15,838)	-	-	(15,838)	-		(15,838)
Office expenses	6,115	-	(972)	5,143	-		5,143
Other general and administrative	6,264	11	(40)	6,235	-		6,235
Total General and Administrative	$84,733	$48	$(1,696)	$83,085	$(25,337)		$57,748

The following table presents the components of Other Income and (Expenses):

Nine Months Ended September 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain (loss) on sale of real estate	$(332)	$19,461	$-	$19,129	$(19,129)	$-
Gain (loss) on foreign currency	893	-	(76)	817	(817)	-
Gain (loss) on derivatives	4,383	-	(1,052)	3,331	(3,331)	-
Gain (loss) on extinguishment of debt	126	-	(2)	124	(124)	-
Other gain (loss) (j)	383	2,022	(1,723)	682	(347)	335
Total Other Income and (Expenses)	$5,453	$21,483	$(2,853)	$24,083	$(23,748)	$335

__________

(a)          Consolidated amounts shown represent WPC’s Consolidated Statement of Income for the nine months ended September 30, 2013.

(b)          Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.

(c)          Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.

(d)         Represents our share in fully-owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 42 for a description of our non-GAAP measures.

(e)          Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the nine months ended September 30, 2013 were $2.1 million.

(f)             Represents adjustments for straight line and above/below market lease intangible amortization.

(g)         To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.

(h)         Represents depreciation and amortization related to discontinued operations.

(i)             Represents add-back of stock-based compensation expense, less the pro rata share attributable to noncontrolling interests.

(j)             Represents income in equity investments and noncontrolling interests that could not be broken-out by line item.

Investing for the long runTM | 13

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
Net Income Attributable to W. P. Carey	$18,506	$43,167	$14,181	$15,478	$2,588	$75,854	$46,654
Adjustments:
Depreciation and amortization	31,673	31,157	30,983	30,108	6,761	93,813	20,897
Interest expense	27,586	27,023	26,979	28,250	7,869	81,588	22,459
(Benefit from) provision for income taxes	5,375	(1,122)	(1,233)	6,591	379	3,020	199
EBITDA (a)	83,140	100,225	70,910	80,427	17,597	254,275	90,209
Proportionate share of adjustments from equity method investments (b)	15,926	16,060	17,011	14,831	9,103	48,997	43,599
Proportionate share of adjustments for noncontrolling interests (b)	(9,369)	(9,391)	(9,290)	(9,313)	928	(28,050)	(431)
	89,697	106,894	78,631	85,945	27,628	275,222	133,377
Management Adjustments:
Impairment charges	1,416	1,671	3,279	10,700	5,535	6,366	12,261
(Gain) loss on sale of real estate	(239)	(981)	931	1,081	(59)	(289)	(1,564)
(Gain) loss on extinguishment of debt	(143)	(141)	74	10	-	(210)	-
Stock based compensation	7,853	8,429	9,149	6,492	9,805	25,431	19,560
Merger expenses	2,463	218	111	1,049	25,895	2,792	30,614
Losses (gains) on investment due to merger	-	-	-	49	(20,794)	-	(20,794)
Realized and unrealized (gain) loss on foreign currency (net)	(1,624)	(365)	1,097	(1,106)	(46)	(892)	527
Realized and unrealized (gain) loss on derivatives (net)	(671)	(1,691)	(2,022)	(370)	49	(4,384)	19
Proportionate share of adjustments from equity method investments (c)	5,735	(14,611)	4,010	5,941	7,632	(4,866)	(8,938)
Proportionate share of adjustments for noncontrolling interests (c)	166	394	402	71	(176)	962	(176)
Total adjustments	14,956	(7,077)	17,031	23,917	27,841	24,910	31,509
Adjusted EBITDA (a)	$104,653	$99,817	$95,662	$109,862	$55,469	$300,132	$164,886

EBITDA per diluted share (a)	$1.20	$1.44	$1.01	$1.16	$0.43	$3.64	$2.20
Adjusted EBITDA per diluted share (a)	$1.51	$1.44	$1.37	$1.58	$1.35	$4.30	$4.02
Diluted weighted average shares outstanding	69,400,825	69,493,902	69,975,293	69,505,871	41,127,404	69,846,320	41,029,578

__________

(a)          EBITDA and Adjusted EBITDA are non-GAAP measures. See the Terms and Definition section that begins on page 42 for a description of our non-GAAP measures.

(b)          Incorporates the pro rata share of depreciation, interest expense and tax provision adjustments for unconsolidated subsidiaries and joint ventures.

(c)          Incorporates the pro rata share of impairments, loss on the sale of real estate, stock-based compensation, merger-related adjustments as well as the losses (gains) related to foreign exchange and derivative positions for unconsolidated subsidiaries and joint ventures.

Investing for the long runTM | 14

Adjusted Revenue Analysis (Pro Rata-Basis)

(in thousands) (unaudited)

	Three Months Ended					Nine Months Ended
Reconciliation of Adjusted Revenue	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
Real Estate Revenue:
Total lease revenue – as reported	$77,626	$75,895	$74,415	$73,882	$16,126	$227,936	$49,320
Lease revenue – discontinued operations	270	826	1,044	1,826	646	2,140	3,104
Total consolidated lease revenue	77,896	76,721	75,459	75,708	16,772	230,076	52,424
Add: Pro rata share of revenue from equity investments	9,288	9,751	9,976	9,910	5,313	29,015	17,463
Less: Pro rata share of revenue due to noncontrolling interests	(10,373)	(10,272)	(10,175)	(10,289)	(410)	(30,820)	(1,260)
Total pro rata net lease revenue	76,811	76,200	75,260	75,329	21,675	228,271	68,627
Add: Share of pro rata lease revenue – CPA® REITs
CPA®:15 (a)	-	-	-	-	4,234	-	12,726
CPA®:16 – Global	14,071	14,109	14,062	13,954	13,785	42,242	42,340
CPA®:17 – Global	1,367	1,190	1,058	883	809	3,615	2,187
CPA®:18 – Global	32	-	-	-	-	32	-
Total share of pro rata lease revenue - CPA® REITs	15,470	15,299	15,120	14,837	18,828	45,889	57,253
Add: share of lease revenue from special general partnership interest
CPA®:16 – Global operating partnership	3,766	3,830	3,614	3,825	3,685	11,210	11,564
CPA®:17 – Global operating partnership	3,557	4,847	4,277	4,395	3,667	12,681	10,225
Total share of lease revenue from special general partnership interest	7,323	8,677	7,891	8,220	7,352	23,891	21,789
Add: Other real estate income - as reported (b)	7,506	7,412	7,629	6,504	5,095	22,547	15,977
Less: Pro rata share of other real estate income to noncontrolling interests	(2,201)	(2,127)	(2,025)	(1,972)	(2,050)	(6,353)	(5,757)
Total Real Estate Revenue	104,909	105,461	103,875	102,918	50,900	314,245	157,889
Investment Management Revenue:
CPA®:15	-	-	-	-	6,126	-	18,545
CPA®:16 – Global	4,426	4,465	4,498	4,624	4,631	13,389	13,929
CPA®:17 – Global	5,636	5,311	5,111	4,696	4,906	16,058	14,224
CPA®:18 – Global	32	-	-	-	-	32	-
CWI & Other	867	579	405	258	187	1,851	389
Asset management revenue - as reported	10,961	10,355	10,014	9,578	15,850	31,330	47,087
Structuring revenue - as reported (c)	14,775	6,422	6,342	28,779	8,316	27,539	19,576
Total Investment Management Revenue	25,736	16,777	16,356	38,357	24,166	58,869	66,663
Total Adjusted Revenue (d)	$130,645	$122,238	$120,231	$141,275	$75,066	$373,114	$224,552

Investing for the long runTM | 15

Adjusted Revenue Analysis (Pro Rata-Basis) - Notes

(Continued)

__________

(a)          Represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the CPA®:15 Merger.

(b)          Other real estate income generally consists of revenue from Carey Storage Management LLC (“Carey Storage”), a subsidiary that invests in domestic self-storage properties, and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rents related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

(c)          We earn structuring revenue on acquisitions structured on behalf of the Managed REITS and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the Managed REITS totaled approximately $429 million, $305 million, $193 million, $736 million, and $202 million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, and September 30, 2012, respectively. For the nine months ended September 30, 2013 and 2012, investments structured on behalf of the Managed REITs totaled approximately $927 million and $470 million, respectively.

(d)         Total adjusted revenue excludes reimbursements of costs received from the Managed REITs as they have no impact on net income. Also excluded are dealer manager fees earned in connection with the public offerings of CPA®:18 – Global (initial public offering commenced on May 7, 2013), CPA®:17 – Global (which terminated on January 31, 2013) and CWI (which terminated on September 15, 2013), which are substantially offset by underwriting costs incurred in connection with the offerings. Adjusted revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 16

Total Adjusted Real Estate Revenue – W. P. Carey Group

(in thousands) (unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012

W. P. Carey Pro Rata Revenue
W. P. Carey pro rata lease revenue	$76,811	$76,200	$75,260	$75,329	$21,675	$228,271	$68,627
W. P. Carey other real estate income (a)	5,305	5,285	5,604	4,532	3,045	16,194	10,220

CPA® REITs Pro Rata Revenue
CPA®:15 pro rata lease revenue (b)	-	-	-	-	53,592	-	161,153
CPA®:15 other income (b)	-	-	-	-	2,120	-	10,253
CPA®:16 – Global pro rata lease revenue	75,937	76,058	76,176	76,129	75,537	228,171	233,258
CPA®:16 – Global other income	12,592	18,733	9,817	9,947	10,055	41,142	30,989
CPA®:17 – Global pro rata lease revenue	78,114	74,836	73,973	68,446	62,259	226,923	181,976
CPA®:17 – Global other income	20,000	20,468	19,062	26,681	11,869	59,530	36,582
CPA®:18 – Global pro rata lease revenue	470	-	-	-	-	470	-
CPA®:18 – Global other income	3	-	-	-	-	3	-
CWI hotel revenue	40,804	20,939	11,296	6,256	5,868	73,039	6,714
CWI other income	117	350	132	266	928	599	1,345

Total Adjusted Real Estate Revenue (c)	$310,153	$292,869	$271,320	$267,586	$246,948	$874,342	$741,117

__________

(a)          Other real estate income generally consists of revenue from Carey Storage, a subsidiary that invests in domestic self-storage properties, and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rent related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period. The hotel owned by Livho was sold in October 2013.

(b)          Represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the CPA®:15 Merger, for the three and nine months ended September 30, 2012.

(c)          Total Adjusted Real Estate Revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 17

Adjusted G&A

(in thousands, except percentages) (unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
General and administrative, as reported	$28,761	$27,122	$28,850	$35,439	$28,930	$84,733	$77,701
Less:
Dealer manager fee-related expenses (a)	(4,296)	(3,163)	(1,963)	(6,913)	(4,046)	(9,422)	(10,874)
Stock-based compensation expense (b)	(7,853)	(8,429)	(9,149)	(6,492)	(9,805)	(25,431)	(19,560)
Add:
Reimbursable expenses (c)	5,358	4,375	6,105	4,533	3,920	15,838	11,776
Adjusted G&A (d)	$21,970	$19,905	$23,843	$26,567	$18,999	$65,718	$59,043

Total Adjusted Real Estate Revenue	$310,153	$292,869	$271,320	$267,586	$246,948	$874,342	$741,117
As a % of Total Adjusted Real Estate Revenue	7.1%	6.8%	8.8%	9.9%	7.7%	7.5%	8.0%

__________

(a)          Represents a reimbursement of dealer manager fee-related expenses, which substantially offsets Dealer manager revenues. Dealer manager revenues are not included in the calculation of Total Adjusted Real Estate Revenue; therefore, the offsetting expense is excluded from the calculation of Adjusted G&A expense.

(b)          Represents a non-cash expense, this is reflected in the diluted share count.

(c)          Effective January 1, 2013, we have included reimbursable expenses in the Adjusted G&A presentation. Results for the prior periods have been adjusted to conform to the current period.

(d)         Adjusted G&A and Total Adjusted Real Estate Revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 18

Business Segment and Financial Information (Pro Rata-Basis)

(in thousands, except share and per share amounts, and percentages) (unaudited)

REAL ESTATE OWNERSHIP				Three Months Ended September 30, 2013	Annualized
Pro Rata NOI (Includes JVs) (a) (b)
Pro Rata NOI				$79,359	$317,436

Special General Partnership Interest in Cash Flow (Managed REITs)				Nine Months Ended September 30, 2013	Annualized
CPA®:16 – Global operating partnership				$11,210	$14,947
CPA®:17 – Global operating partnership				12,681	16,908
Total				$23,891	$31,855

		Three Months Ended September 30, 2013
Other Real Estate Income		Revenues	Expenses	Net Income	Annualized
Storage income		$1,479	$671	$808	$3,232

Managed REITs - Shares Owned(c)	Current Annualized Distribution	Distributions Received by WPC for the Nine Months Ended September 30, 2013	Most Recent NAV / Offering Price per Share (d)	Shares Owned	Total Value
CPA®:16 – Global (18.5% ownership)	6.7%	$18,919	$8.70	38,229,294	$332,595
CPA®:17 – Global (1.7% ownership)	6.5%	2,057	$10.00	5,495,057	54,951
CPA®:18 – Global (1.1% ownership)	8.4%	-	$9.89	24,057	241
CWI (0.4% ownership)	6.0%	9	$10.00	231,245	2,312
Total		$20,985		43,979,653	$390,099

INVESTMENT MANAGEMENT (e)			Trailing Twelve Months Ended September 30, 2013	Three Months Ended September 30, 2013	Annualized
Asset management revenue			$40,908	$10,961	$43,844
Structuring revenue			56,318	14,775	59,100
Dealer manager fees			15,365	3,787	15,148
Total			$112,591	$29,523	$118,092

CONSOLIDATED BALANCE SHEET INFORMATION

Assets				Liabilities
Cash		$93,620		Pro rata debt (Includes JVs) (b)	$1,621,099
Due from affiliates		42,249		Line of Credit	490,000
Other assets, net		132,558		Accounts Payable	282,489
				Income Taxes, net	11,232
Shares Outstanding		68,253,736		Distributions Payable	59,439

__________

(a)          Refer to schedule on the following page for a reconciliation from reported lease revenues and property expenses to pro rata lease revenues and pro rata non-reimbursable property expenses that includes our joint venture (“JV”) interests.

(b)          Pro rata NOI and pro rata debt are non-GAAP measures. See page 20 for the detailed reconciliation of Pro Rata NOI. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(c)          Excludes investments in the operating partnerships of the Managed REITs.

(d)         The estimated net asset value per share (“NAV”) of CPA®:16 – Global is as of December 31, 2012. NAVs have not been determined for CPA®:17 – Global, CPA®:18 – Global, and CWI; therefore, their offering prices have been presented in the table above. CPA®:18 – Global’s offering price is calculated by using a weighted-average of the Class A and Class C common shares outstanding at September 30, 2013 at their initial offering price of $10.00 and $9.35 per share, respectively.

(e)          Excludes the asset management revenue related to CPA®:15, which ceased upon the completion of the CPA®:15 Merger on September 28, 2012.

Investing for the long runTM | 19

Pro Rata NOI

(in thousands) (unaudited)

Reconciliation of Pro Rata NOI	Three Months Ended September 30, 2013	Annualized
Pro Rata Lease Revenue
Total lease revenue – as reported	$77,626	$310,504
Total lease revenue – discontinued operations	270	1,080
Total consolidated lease revenue	77,896	311,584
Add: Pro rata share of revenue from equity investments	9,288	37,152
Less: Pro rata share of revenue due to noncontrolling interests	(10,373)	(41,492)
Total pro rata lease revenue (a)	76,811	307,244
Less: Straight line rent amortization	(1,820)	(7,280)
Less: Above-and below -market rent intangible lease amortization	6,284	25,136
Total Pro Rata Cash Lease Revenues	81,275	325,100
Pro Rata Non-Reimbursable Property Expenses:
Property expenses – as reported	5,746	22,984
Property expenses – discontinued operations	(38)	(152)
Total consolidated property expenses	5,708	22,832
Less: Reimbursable property expenses (b)	(3,597)	(14,388)
Total non-reimbursable property expenses	2,111	8,444
Add: Pro rata share of non-reimbursable property expenses from equity investments	125	500
Less: Pro rata share of non-reimbursable property expenses due to noncontrolling interests	(320)	(1,280)
Total Pro Rata Non-Reimbursable Property Expenses	1,916	7,664
Pro Rata NOI (c)	$79,359	$317,436

__________

(a)          Total pro rata lease revenues differ from the amount presented in the reconciliation of Consolidated Statement of Income to AFFO due to the inclusion of discontinued operations.

(b)          Reimbursable property expenses are entirely offset by revenues recorded in Other real estate income; therefore, these reimbursements are not included in lease revenue.

(c)          Pro rata NOI is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 20

Portfolio Debt Overview (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Portfolio Debt Maturity

Year of Maturity	Balloon Payments	Other Principal Payments	Debt Maturity(a)
Remaining 2013	$273	$67	$340
2014 (b)	750,654	12,835	763,489
2015	160,681	5,274	165,955
2016	59,383	10,920	70,303
2017	241,799	9,722	251,521
2018	160,395	24,365	184,760
2019	28,106	10,318	38,424
2020	125,861	27,724	153,585
2021	28,776	9,611	38,387
2022	159,420	42,531	201,951
2023	71,832	57,056	128,888
Thereafter	34,473	79,023	113,496
Total	$1,821,653	$289,446	$2,111,099

Debt Maturity Analysis (a) (in thousands)

___________

(a)             Debt maturity data is presented on a pro rata basis. Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(b)             Amount includes outstanding recourse debt under the senior credit facility and the Unsecured Term Loan (see below) of $190.0 million and $300.0 million, respectively. On July 31, 2013, we entered into a new credit agreement with our existing lenders (the “Term Loan Credit Agreement”) for an unsecured term loan of up to $300.0 million (“Unsecured Term Loan”), which we drew down in full primarily to repay the then outstanding balance on our existing revolving credit facility. The Term Loan Credit Agreement has substantially the same terms as the Amended and Restated Credit Agreement and is scheduled to mature in July 2014 unless elected pursuant to the terms.

Investing for the long runTM | 21

Portfolio Debt Overview (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Fixed- and Variable-Rate Pro Rata Debt

Non-Recourse Debt	Total Outstanding Balance	Percent of Total
Fixed	$1,264,042	59.9%
Variable – Swapped	207,493	9.8%
Variable – Capped	110,067	5.2%
Variable – Future Rate Reset	22,410	1.1%
Variable – Floating	17,087	0.8%
	1,621,099	76.8%
Recourse Debt
Variable – Unsecured Term Loan	300,000	14.2%
Variable – Senior Credit Facility	190,000	9.0%
Total Debt Pro Rata Outstanding (a)	$2,111,099	100.0%

__________

(a)          Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 22

Detailed Debt Summary (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
EDS Customer Relationship Mgmt. Inc.	Dec-13	10.00%	Fixed	100%	$340
U-Haul Moving Partners Inc. & Mercury Partners, LP	May-14	6.45%	Fixed	58%	86,002
Actuant Corporation & GB Tools & Supplies, Inc.	May-14	6.82%	Fixed	50%	5,186
TietoEnator Plc	Jul-14	5.16%	Fixed	60%	35,871
Multiple Tenants	Jul-14	3.73%	Variable – Floating	65%	14,039
LTF Real Estate Company, Inc.	Jul-14	6.43%	Fixed	100%	21,500
Northrop Grumman Systems Corporation & Overland Storage Inc.	Aug-14	6.18%	Fixed	100%	16,949
Plexus Corporation	Aug-14	7.25%	Fixed	100%	4,543
Carrefour France SAS	Dec-14	1.22%	Variable – Capped	100%	89,399
Sports Wholesale, Inc.	May-15	6.45%	Variable – Swapped	100%	4,320
Hellweg Die Profi-Baumarkte GmbH Und Co.	May-15	4.50%	Fixed	75%	65,322
Pohjola Non-Life Insurance Company LTD	May-15	4.59%	Fixed	60%	39,049
Wagon Automotive Nagold GmbH & Waldaschaff Automotive	Aug-15	6.64%	Fixed	33%	6,390
Lowes Home Improvement Warehouse	Sep-15	4.87%	Fixed	100%	8,062
Bouygues Telecom and Caisse Centrale d’Activites Sociales	Oct-15	3.07%	Fixed	95%	4,344
The American Bottling Company	Nov-15	5.13%	Fixed	100%	27,720
Tata Steel UK Limited	Nov-15	6.17%	Fixed	100%	10,748
Humco Holding Group, Inc.	Feb-16	4.75%	Fixed	100%	2,561
World Color Printing (USA) Corp.	May-16	5.30%	Fixed	100%	4,773
Fiserv, Inc.	Jun-16	6.18%	Fixed	100%	28,024
Various self-storage facilities	Jul-16	6.27%	Variable – Future Rate Reset	40%	5,806
Sprint Spectrum Realty Company, L. P.	Aug-16	4.85%	Fixed	100%	7,962
Del Monte Corporation	Aug-16	4.80%	Fixed	50%	5,314
Multiple Tenants	Oct-16	5.01%	Variable – Future Rate Reset	75%	9,353
Consolidated Systems, Inc.	Nov-16	5.87%	Fixed	60%	6,510
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	43%	8,200
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	40%	137,379
Hellweg Die Profi-Baumarkte GmbH Und Co.	Jan-17	6.74%	Fixed	40%	(12,215)
SaarOTEC	Jan-17	5.32%	Fixed	50%	4,569
Rave Motion Pictures Baton Rouge LLC	Feb-17	5.60%	Fixed	100%	9,910
Qwest Communications, Inc.	Feb-17	4.50%	Fixed	100%	1,199
TSI Newton, LLC	May-17	5.59%	Fixed	44%	3,308
24 Hour Fitness USA, Inc.	Jun-17	5.50%	Variable – Floating	100%	3,048
Amylin Pharmaceuticals, Inc.	Jul-17	6.20%	Fixed	100%	33,337
Walgreens Co.	Jul-17	5.67%	Fixed	100%	22,000
Advanced Micro Devices	Sep-17	5.80%	Fixed	33%	18,075
Arch Chemicals, Inc.	Oct-17	4.83%	Fixed	100%	7,581
PETsMART, Inc.	Nov-17	5.75%	Fixed	100%	2,544

Investing for the long runTM | 23

Detailed Debt Summary (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
The United States Playing Card Company & Alstom Power	Dec-17	4.02%	Fixed	100%	5,624
The United States Playing Card Company & Alstom Power	Dec-17	4.02%	Fixed	100%	6,169
Wanbishi Archives Co. Ltd.	Dec-17	2.00%	Fixed	3%	793
OBI Group	Mar-18	5.10%	Variable – Swapped	75%	112,180
The New York Times Company	Apr-18	2.77%	Variable – Capped	18%	20,668
MediMedia USA, Inc.	Apr-18	5.90%	Fixed	100%	10,566
OBI Group	Mar-18	5.48%	Variable – Swapped	100%	8,419
Kerr Corporation	Oct-18	7.23%	Fixed	100%	7,190
Omnicom Group, Inc.	Oct-18	6.77%	Fixed	100%	25,737
Various self-storage facilities	Feb-19	7.03%	Variable – Future Rate Reset	40%	12,270
Barnes & Noble, Inc.	Feb-19	3.70%	Variable – Swapped	100%	3,411
Orbital Sciences Corporation	Jul-19	7.75%	Fixed	100%	11,568
Universal Technical Inst. of CA, Inc.	Nov-19	6.27%	Variable – Future Rate Reset	100%	11,175
24 Hour Fitness USA, Inc.	Jan-20	6.10%	Fixed	100%	3,023
C1000 Logistiek Vastgoed B.V.	Mar-20	3.75%	Variable – Swapped	15%	11,188
C1000 Logistiek Vastgoed B.V.	Mar-20	8.49%	Variable – Swapped	15%	2,972
Merit Medical Systems, Inc.	Apr-20	6.50%	Fixed	100%	12,881
JPMorgan Chas Bank, National Assoc.	Jul-20	5.47%	Variable – Swapped	100%	33,191
Prefecture de Police (Paris, France)	Aug-20	4.36%	Fixed	50%	37,429
Self-Storage Facility in Pensacola, FL	Nov-20	6.25%	Variable – Future Rate Reset	100%	1,772
Federal Express Corporation	Dec-20	5.48%	Fixed	100%	51,129
Universal Technical Inst. of Penn., Inc.	Jan-21	6.15%	Fixed	100%	12,730
SymphonyIRI Group, Inc.	Feb-21	5.96%	Variable – Future Rate Reset	100%	15,195
Datalogic Scanning, Inc.	Feb-21	5.80%	Fixed	100%	4,663
PETsMART, Inc.	Sep-21	6.50%	Fixed	30%	5,799
Integracolor, Ltd.	Mar-22	4.37%	Variable – Swapped	100%	6,763
24 Hour Fitness USA, Inc.	Apr-22	6.29%	Fixed	100%	3,895
Belgium Government	May-22	6.23%	Fixed	100%	10,969
EADS North America Defense Test & Services	Jun-22	4.70%	Fixed	100%	8,363
Anthony’s Manufacturing Company	Jun-22	4.65%	Fixed	100%	6,912
Foster Wheeler Realty Services	Aug-22	3.89%	Variable – Swapped	100%	25,049
Marriott Courtyard	Oct-22	5.04%	Fixed	100%	140,000
Pactiv Corporation	Mar-23	6.32%	Fixed	100%	6,179
Benchmark Electronics Manufacturing, Inc.	Apr-23	6.36%	Fixed	100%	4,947
True Value Company	Jan-23	4.26%	Fixed	50%	16,009
True Value Company	Feb-23	4.25%	Fixed	50%	14,801
Kraft Foods Group, Inc.	Feb-23	4.05%	Fixed	100%	36,500

Investing for the long runTM | 24

Detailed Debt Summary (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)

Hologic, Inc.	May-23	6.40%	Fixed	100%	12,313
Galyan’s Trading Company	Sep-23	6.95%	Fixed	100%	2,928
Grande Communications Networks, Inc.	Sep-23	6.72%	Fixed	100%	5,066
Rexam Consumer Plastics, Inc.	Oct-23	6.30%	Fixed	100%	12,291
Galyan’s Trading Company	Oct-23	5.23%	Fixed	100%	8,300
EDS Customer Relationship Mgmt. Inc.	Dec-23	6.20%	Fixed	100%	9,554
Galyan’s Trading Company	Jan-24	5.07%	Fixed	100%	5,691
World Airways, Inc.	Jun-24	6.76%	Fixed	100%	3,802
Dick’s Sporting Goods	Oct-24	7.46%	Fixed	100%	4,030
Shaklee Corporation	Oct-24	5.54%	Fixed	100%	12,306
Berry Plastics Corporation	Nov-24	5.54%	Fixed	100%	14,504
Plumbmaster, Inc.	Nov-24	5.54%	Fixed	100%	4,310
Universal Technical Institute of Arizona	Dec-24	5.82%	Fixed	100%	12,767
24 Hour Fitness USA, Inc.	Jan-25	7.63%	Variable – Future Rate Reset	100%	2,561
The Talaria Company, LLC	Jun-25	6.26%	Variable – Future Rate Reset	30%	7,747
Google, Inc.	Nov-25	5.15%	Fixed	100%	23,714
Oriental Trading Company, Inc.	Sep-26	6.56%	Fixed	100%	22,064
Total Non-Recourse Debt					$1,621,099

Unsecured - Term Loan	Jul-14	1.78%	Variable – Floating	100%	300,000
Unsecured - Senior Credit Facility	Dec-14	1.94%	Variable – Floating	100%	190,000

Total Pro Rata Debt (b)					$2,111,099

__________

(a)          Based upon applicable exchange rates at September 30, 2013.

(b)          Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 25

Selected Data for the Managed REITs

(in thousands, except share amounts, per share amounts and percentages) (unaudited)

As of September 30, 2013
Selected Data for the Managed REITs
	Ownership	Shares Outstanding	Most Recent Offering Price/NAV (a)	Current Annualized Distribution (b)	Distributions Received by WPC	Asset Management Revenue (c)	Structuring Revenue (d)	Special General Partnership Distributions
CPA®:16 – Global	18.5%	206,300,331	$8.70	6.7%	$18,919	0.50%	4.5%	10.0%
CPA®:17 – Global	1.7%	314,648,689	10.00	6.5%	2,057	0.50%	4.5%	10.0%
CPA®:18 – Global	1.1%	2,113,617 (e)	9.89	8.4%	-	0.50%	4.5%	10.0%
CWI	0.4%	58,907,811	10.00	6.0%	9	0.50%	2.5%	10.0%

			Inception Date	Square Feet	Total Domestic AUM	Total International AUM	Total AUM	Total Debt
CPA®:16 – Global			2003	45,583	$2,493,465	$1,038,597	$3,532,062	$1,690,241
CPA®:17 – Global			2007	32,846	2,575,626	1,699,348	4,274,974	1,795,336
CPA®:18 – Global			2012	240	56,536	-	56,536	72,800 (f)
CWI			2010	N/A	719,577	-	719,577	297,372
Total				78,669	$5,845,204	$2,737,945	$8,583,149	$3,855,749

__________________

(a)             WPC generally calculates the NAV for each of the Managed REITs, relying in part on an estimate of the fair market value of each of the Managed REITs’ real estate portfolio provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering the Managed REITs’ assets as well as other adjustments. The NAVs are based on a number of variables, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates and tenant defaults, among others. The NAV of CPA®:16 – Global is as of December 31, 2012. NAVs have not been determined for CPA®:17 – Global, CPA®:18 – Global, and CWI. CPA®:18 – Global’s offering price is calculated by using a weighted-average of the Class A and Class C common shares outstanding at September 30, 2013 at their initial offering price of $10.00 and $9.35 per share, respectively.

(b)             The current annualized distribution rate is based on quarterly distribution rate for the third quarter of 2013 (rate is not guaranteed). For CWI, approximately 83% of its third quarter distribution was paid in cash, with the remaining 17% paid in shares of its common stock.

(c)             We generally earn asset management revenue of 0.5% per annum of average invested assets. For CPA®:17 – Global, we earn asset management revenue ranging from 0.5% per annum of average market value for long-term net leases and certain other types of real estate investments up to 1.75% per annum of the average equity value for certain types of securities. For CPA®:18 – Global, we earn asset management revenue ranging from 0.5% per annum of average market value of certain investments up to 1.5% per annum of the average equity value of certain investments. For 2013, we have elected to receive all base asset management revenue in shares of each of the Managed REITs common stock (except that, for CPA®:16 – Global, which on July 31, 2013, we elected to start receiving cash in lieu of shares at the request of the Special Committee of its Board of Directors in light of our proposed Merger with CPA®:16 – Global).

(d)             We generally receive structuring revenue of up to an average of 4.5% of the total cost of all investments made by each CPA® REIT. For certain types of non-long term net lease investments acquired on behalf of CPA®:17 – Global, structuring revenue may range from 0% to 1.75% of the equity invested plus the related structuring revenue. For CWI, we earn structuring revenue of 2.5% of the total investment cost of the properties acquired.

(e)             Represents the combined shares outstanding for the Class A and, Class C shares of CPA®:18–Global common stock.

(f)               This amount excludes the $15.0 million loan borrowed from WPC, which was paid in full on October 3, 2013.

Investing for the long runTM | 26

Joint Venture Information

(in thousands, except percentages) (unaudited)

As of September 30, 2013
Joint Venture Information
Joint Venture or JV	WPC % Interest	Remaining	Total JV			WPC Pro Rata Share of Total JV (a)
(Principal Tenant)	in JV	Interest in JV	Assets	Liabilities	Equity	Assets	Liabilities	Equity
Actuant Corporation	50.00%	CPA®:16 – Global - 50%	$16,434	$11,291	$5,143	$8,225	$5,651	$2,574
Advanced Micro Devices, Inc.	67.00%	CPA®:16 – Global - 33%	84,597	65,304	19,293	56,392	43,532	12,860
Builders FirstSource, Inc.	40.00%	CPA®:16 – Global - 60%	9,925	423	9,502	3,970	169	3,801
C1000 Logistiek Vastgoed B.V.	15.00%	CPA®:17 – Global - 85%	191,035	95,732	95,303	28,655	14,360	14,295
Consolidated Systems, Inc.	60.00%	CPA®:16 – Global - 40%	16,018	11,084	4,934	9,610	6,650	2,960
Del Monte Corporation	50.00%	CPA®:16 – Global - 50%	12,409	10,778	1,631	6,204	5,389	815
Eroski Sociedad Cooperativa	70.00%	CPA®:17 – Global - 30%	31,954	194	31,760	22,368	136	22,232
Hellweg Die Profi-Baumärkte GmbH & Co. KG (Hellweg 1)	75.00%	CPA®:16 – Global - 25%	183,364	94,029	89,335	137,522	70,521	67,001
Hellweg Die Profi-Baumärkte GmbH & Co. KG (Hellweg 2)	40.00%	CPA®:16 – Global - 27%; CPA®:17 – Global -33%	407,042	352,644	54,398	163,766	140,082	23,684
PetSmart, Inc.	30.00%	CPA®:16 – Global - 70%	21,315	19,539	1,776	6,395	5,862	533
Barth Europa Transporte e.K/MSR Technologies GmbH	67.00%	CPA®:16 – Global - 33%	12,849	1,097	11,752	8,566	731	7,835
Arelis Broadcast, Veolia Transport, and Marchal Levage	65.00%	CPA®:16 – Global - 35%	23,989	23,634	355	15,593	15,362	231
Multi-tenant property in Illkirch-Graffens, France	75.00%	Third party - 25%	21,082	13,408	7,674	15,812	10,056	5,756
Multi-tenant property in Tours, France	95.00%	Third party - 5%	12,035	8,321	3,714	11,433	7,905	3,528
The New York Times Company	18.00%	CPA®:16 – Global - 27%; CPA®:17 – Global -55%	249,378	120,597	128,781	44,265	21,406	22,859
OBI A.G.	75.00%	CPA®:16 – Global - 25%	158,699	150,444	8,255	119,025	112,833	6,192
Pohjola Non-Life Insurance Company	60.00%	CPA®:16 – Global - 40%	89,880	77,222	12,658	53,928	46,333	7,595
Police Prefecture, French Government	50.00%	CPA®:16 – Global - 50%	90,967	82,873	8,094	45,484	41,437	4,047
SaarOTEC	50.00%	CPA®:16 – Global - 50%	6,131	9,481	(3,350)	3,065	4,740	(1,675)
Schuler A.G.	67.00%	CPA®:16 – Global - 33%	67,841	3,415	64,426	45,228	2,277	42,951
Carey Storage	37.00%	Third parties - 63%	75,724	47,154	28,570	27,715	17,258	10,457
TietoEnator Plc	60.00%	CPA®:16 – Global - 40%	82,991	63,248	19,743	49,795	37,949	11,846
The Talaria Company	30.00%	CPA®:16 – Global - 70%	41,315	26,367	14,948	12,394	7,910	4,484
Town Sports International Holdings, Inc.	44.00%	CPA®:16 – Global - 56%	7,071	7,385	(314)	3,111	3,249	(138)
True Value Company	50.00%	CPA®:16 – Global - 50%	114,951	63,728	51,223	57,476	31,864	25,612
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	57.00%	CPA®:16 – Global - 31%; CPA®:17 – Global - 12%	268,558	170,044	98,514	154,932	98,099	56,833
The Upper Deck Company	50.00%	CPA®:16 – Global - 50%	21,763	82	21,681	10,881	41	10,840
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH	33.00%	CPA®:17 – Global - 67%	43,967	20,592	23,375	14,654	6,863	7,791
Wanbishi Archives Co. Ltd	3.00%	CPA®:17 – Global - 97%	42,957	29,095	13,862	1,289	873	416
			$2,406,241	$1,579,205	$827,036	$1,137,753	$759,538	$378,215

______________

(a)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 27

Portfolio Information – Diversification of Top Ten Tenants by Rent and Historical Occupancy (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Tenant / Lease Guarantor	Annualized Contractual Minimum Base Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	$27,417	8.3%
U-Haul Moving Partners Inc. and Mercury Partners, LP	18,741	5.7%
Carrefour France SAS (a)	17,274	5.2%
Marcourt Investments Inc.	16,100	4.9%
OBI Group (a)	13,959	4.2%
UTI Holdings, Inc.	9,044	2.7%
Federal Express Corporation	7,593	2.3%
True Value Company	7,243	2.2%
Foster Wheeler AG	6,510	2.0%
Pohjola Non-Life Insurance Company LTD (a)	5,742	1.7%
Total (b)	$129,623	39.2%

Weighted-Average Lease Term for Portfolio	8.7	years

Historical Occupancy (c)

__________

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(c)	Pre- CPA®:15 Merger periods include pro forma combined occupancy rates for WPC and CPA®:15.

Investing for the long runTM | 28

Portfolio Information – Diversification by Property Type (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Property Type	Square Footage	Percent
Industrial	13,152	33.4%
Warehouse/Distribution	9,684	24.6%
Office	6,000	15.2%
Retail	4,856	12.3%
Self Storage	3,354	8.4%
Other Properties (a)	2,390	6.1%
Total (b) (c)	39,436	100.0%

Property Type	Annualized Contractual Minimum Base Rent	Percent
Office	$101,820	30.7%
Industrial	70,409	21.2%
Retail	52,112	15.7%
Warehouse/Distribution	50,729	15.3%
Other Properties (a)	37,858	11.4%
Self Storage	18,741	5.7%
Total (b) (c)	$331,669	100.0%

Portfolio Diversification by Property Type (b) (c) (based on square footage)	Portfolio Diversification by Property Type (b) (c) (based on annualized contractual minimum base rent)

__________

(a)	Other properties include hospitality, education, health & fitness, theaters, and unoccupied land.

(b)	Excludes all operating properties.

(c)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 29

Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Industry Type (a)	Square Footage	Percent	Annualized Contractual Minimum Base Rent	Percent
Retail Trade	8,459	21.4%	$72,001	21.7%
Electronics	2,266	5.7%	27,832	8.4%
Business and Commercial Services	1,167	3.0%	25,831	7.8%
Healthcare, Education and Childcare	1,588	4.0%	19,460	5.9%
Hotels and Gaming	1,036	2.6%	16,100	4.9%
Chemicals, Plastics, Rubber, and Glass	3,110	7.9%	14,416	4.3%
Beverages, Food, and Tobacco	2,357	6.0%	14,357	4.3%
Media: Printing and Publishing	1,911	4.9%	12,941	3.9%
Telecommunications	922	2.4%	12,487	3.8%
Buildings and Real Estate	2,180	5.5%	12,182	3.7%
Federal, State and Local Government	480	1.2%	11,027	3.3%
Leisure, Amusement, Entertainment	564	1.5%	10,823	3.3%
Machinery	1,196	3.0%	10,237	3.1%
Transportation - Cargo	612	1.6%	9,571	2.9%
Automobile	2,091	5.3%	9,090	2.7%
Construction and Building	2,200	5.6%	9,006	2.7%
Insurance	643	1.6%	7,625	2.3%
Transportation - Personal	1,199	3.0%	6,767	2.0%
Consumer and Durable Goods	877	2.2%	5,141	1.6%
Aerospace and Defense	760	1.9%	5,076	1.5%
Other (b)	3,405	8.7%	19,699	5.9%
Vacant	413	1.0%	-	0.0%
Total (c) (d)	39,436	100.0%	$331,669	100.0%

__________

Portfolio Revenues – Contractual Increases (d) (e)

(based on annualized contractual minimum base rent)

(a)          Based on the Moody’s Classification System and information provided by the tenant.

(b)          Includes rent from tenants in the following industries: grocery; textiles, leather, and apparel; banking; forest products and paper; mining, metals, and primary metal industries; consumer non-durable goods; and multi-tenant properties.

(c)          Excludes all operating properties.

(d)         Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(e)          Pro rata rents and applicable exchange rates as of September 30, 2013.

Investing for the long runTM | 30

Portfolio Information – Diversification by Geography (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of September 30, 2013

Property Type	Square Footage	Percent	Property Type	Annualized Contractual Minimum Base Rent	Percent

U.S.			U.S.
South	10,225	25.9%	South	$69,656	21.0%
West	6,713	17.0%	West	67,358	20.3%
Midwest	6,166	15.6%	East	49,792	15.0%
East	5,672	14.4%	Midwest	40,158	12.1%
U.S. Total	28,776	72.9%	U.S. Total	226,964	68.4%

International			International
Germany	3,453	8.8%	Germany	35,749	10.8%
France	3,421	8.7%	France	24,705	7.4%
Poland	1,399	3.5%	Finland	15,156	4.6%
Finland	974	2.5%	Poland	13,959	4.2%
Other (a)	1,413	3.6%	Other (a)	15,136	4.6%
International Total	10,660	27.1%	International Total	104,705	31.6%
Total (b) (c)	39,436	100.0%	Total (b) (c)	$331,669	100.0%

Portfolio Diversification by Geography (b) (c) (based on square footage)			Portfolio Diversification by Geography (b) (c) (based on annualized contractual minimum base rent)

_________

(a)          Includes assets in the United Kingdom, the Netherlands, Spain, Belgium and Japan.

(b)          Excludes all operating properties.

(c)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 31

Portfolio Information – Lease Maturities (Pro Rata-Basis)

(in thousands, except percentages and number of leases) (unaudited)

As of September 30, 2013

Year of Lease Expiration (a)	Number of Leases Expiring	Square Feet	As % of Total Portfolio	Annualized Contractual Minimum Base Rent	As % of Total Portfolio
Remaining 2013 (b)	1	15	0.0%	$27	0.0%
2014	12	1,093	2.8%	10,204	3.1%
2015	20	3,876	9.8%	30,842	9.3%
2016	16	1,732	4.4%	16,415	5.0%
2017	11	2,021	5.1%	11,379	3.4%
2018	19	2,511	6.4%	23,216	7.0%
2019	12	1,927	4.9%	27,478	8.3%
2020	8	2,135	5.4%	12,024	3.6%
2021	9	1,720	4.4%	11,973	3.6%
2022	15	3,500	8.9%	25,667	7.7%
2023	11	4,906	12.4%	41,038	12.4%
2024	28	6,248	15.9%	47,114	14.2%
2025	6	462	1.2%	6,069	1.8%
2026	7	646	1.6%	3,447	1.0%
Thereafter	20	6,231	15.8%	64,776	19.6%
Vacant	-	413	1.0%	-	0.0%
Total (c) (d)	195	39,436	100.0%	$331,669	100.0%

Lease Revenue as a Percentage of Expiring Leases

__________

(a)          Assumes tenant does not exercise renewal option.

(b)          Month-to-month properties are counted in 2013 revenue stream.

(c)          Excludes all operating properties.

(d)         Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 32

Investment Activity – Owned Portfolio – Acquisitions and Dispositions

(in thousands, except square footage) (unaudited)

For the Nine Months Ended September 30, 2013

Acquisitions - Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type(s)	Gross Square Footage
WPC	Kraft Foods Group, Inc.	Northfield, IL	$72,360	Jan-13	Office	679,109
WPC	Tommy Hilfiger Europe B.V. (b)	Venlo, Netherlands	35,316	Apr-13	Warehouse/Distribution	473,611
WPC	Cargotec Corporation (b)	Tampere, Finland	52,084	Jun-13	Industrial, Office	183,568
WPC	Arbella Capital Corporation	Quincy, MA	25,500	Jun-13	Office	132,160
WPC	UK Government (b)	Manchester, United Kingdom	63,251	Sep-13	Office	211,367
Total Owned Portfolio Acquisitions			$248,511			1,679,815

Dispositions - Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type(s)	Gross Square Footage
WPC	Childtime Childcare, Inc. (c)	Naperville, IL	$1,445	Jan-13	Education	7,893
WPC	Garden Ridge, L.P. (c)	Oklahoma City, OK	9,790	Mar-13	Retail	141,585
WPC	US Airways Group, Inc.	Tempe, AZ	28,420	Jun-13	Office	167,890
WPC	Custom Food Products, LLC (c)	Owingsville, KY	5,500	Jun-13	Industrial	37,094
WPC	Anthony, Inc. and Anthony Holdings, Inc.	San Fernando, CA	3,122	Jun-13	Industrial	40,306
WPC	Broomfield Properties Corp.	Broomfield, CO	1,300	Jun-13	Office	41,281
WPC	A. Duie Pyle	Westfield, MA	3,350	Jul-13	Warehouse/Distribution	169,102
WPC	UTI Holdings, Inc.	Glendale Heights, IL	3,975	Jul-13	Education	101,194
WPC	Federal Express Corporation	College Station, TX	700	Jul-13	Warehouse/Distribution	12,080
Total Owned Portfolio Dispositions			$57,602			718,425

__________

(a)          Includes capitalized transaction costs, where applicable.

(b)          Amounts are based on the applicable exchange rate on the date of acquisition.

(c)          Properties were acquired in the CPA®:15 Merger.

Investing for the long runTM | 33

Investment Activity – Managed REITs – Acquisitions

(in thousands, except square footage) (unaudited)

For the Nine Months Ended September 30, 2013

Acquisitions - Leased Properties

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type(s)	Gross Square Footage
CPA®:17 – Global	Penda Corporation	Portage, WI	$10,871	Jan-13	Industrial	270,500
CPA®:17 – Global	Live Nation Entertainment, Inc.	Dallas, TX	15,700	Feb-13	Retail	61,876
CPA®:17 – Global	Harbor Freight Tools USA, Inc. (b)	Dillon, SC	39,004	Mar-13	Warehouse/Distribution	BTS
CPA®:17 – Global	GEMS Chicago, Inc.	Chicago, IL	18,188	Apr-13	Land	324,176
CPA®:17 – Global	Multi-Tenant	Northbrook, IL	7,934	May-13	Retail	6,006
CPA®:16 – Global	Advanced Circuits, Inc.	Aurora, CO	4,869	May-13	Industrial	50,664
CPA®:17 – Global	FrieslandCampina Nederland B.V. (c)	Wageningen, Netherlands	38,569	Jul-13	Industrial	185,957
CPA®:17 – Global	H&M Hennes & Mauritz AB (c)	Poznan, Poland	78,063	Jul-13	Warehouse/Distribution	897,951
CPA®:17 – Global (50%); CPA®:18 – Global (50%)	State Farm Mutual Automobile Company	Austin, TX	115,604	Aug-13	Office	239,706
CPA®:17 – Global	RLJ-McLarty-Landers Automotive Holdings, LLC	Lewisville, TX	15,310	Aug-13	Retail	74,640
Total Acquisitions - Leased Properties			344,112			2,111,476

Acquisitions - Self-Storage
Portfolio(s)	Property Type	Property Location(s)	Purchase Price (a)	Closing Date
CPA®:17 – Global	Self-Storage Facility	Cathedral City, CA	2,755	Mar-13
CPA®:17 – Global	Self-Storage Facility	Hilo, HI	6,100	Jun-13
CPA®:17 – Global	Self-Storage Facility (Equity investment)	New York, NY	81,237	Jun-13
CPA®:17 – Global	Self-Storage Facilities (2 Facilities)	Tampa, FL	4,430	Jul-13
CPA®:17 – Global	Self-Storage Facility	Winder, GA	2,700	Jul-13
CPA®:17 – Global	Self-Storage Facility	Orlando, FL	6,700	Aug-13
CPA®:17 – Global	Self-Storage Facility	Palm Coast, FL	5,700	Sep-13
Total Acquisitions - Self-Storage Properties			109,622

Investing for the long runTM | 34

Investment Activity – Managed REITs – Acquisitions (Unaudited)

(Continued)

(in thousands, except square footage)

For the Nine Months Ended September 30, 2013

Acquisitions - Hospitality

Portfolio(s)	Property Type	Property Location(s)	Purchase Price (a)		Closing Date
CWI	Hospitality	Memphis, TN; Atlanta, GA; Frisco, TX; Birmingham, AL; Baton Rouge, LA	94,600		Feb-13
CWI	Hospitality	Pittsburgh, PA	29,900		Mar-13
CWI	Hospitality	Nashville, TN	73,600		May-13
CWI	Hospitality	New York, NY	113,000		Jun-13
CWI	Hospitality	Sonoma, CA	78,948	(d)	Jul-13
CWI	Hospitality	Raleigh, NC	82,872		Aug-13

Total Acquisitions - Hospitality Properties			472,920

Total Acquisitions			$926,654

Investing for the long runTM | 35

Investment Activity – Managed REITs – Acquisitions - Notes

(Continued)

__________

(a)

Includes capitalized transaction costs, where applicable. For equity investments, the purchase price represents the Managed REIT’s pro rata share of the jointly-owned investment estimated total asset value, excluding debt, plus capitalized transactions costs.

(b)	Acquisition includes a build-to-suit (“BTS”) transaction. Purchase price represents total commitment for BTS funding. Gross square footage amounts cannot be determined at this time.

(c)	Acquisition price reflects applicable foreign exchange rate.

(d)	Represents the joint venture’s, purchase price to acquire the hotel less the noncontrolling interest contributed by the joint venture partner.

Investing for the long runTM | 36

Investment Activity – Managed REITs – Dispositions

(in thousands, except square footage) (unaudited)

For the Nine Months Ended September 30, 2013

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type	Gross Square Footage
CPA®:16 – Global	Vacant (formerly Barjan LLC)	Rock Island, IL	$7,410	Feb-13	Warehouse/Distribution	241,950
CPA®:16 – Global	Childtime Childcare, Inc.	Chandler, AZ; Hauppauge and Patchogue, NY; Silverdale, WAS; and Sugar Land, TX	7,761	Mar-13; Jul-13; Aug-13; Sep-13	Education	40,695
CPA®:16 – Global	Vacant (formerly Metagenics, Inc.)	San Clemente, CA	11,263	Mar-13	Industrial	88,070
CPA®:16 – Global	Garden Ridge, L.P.	Tulsa, OK	9,810	Mar-13	Retail	141,659
CPA®:16 – Global	RR Donnelley & Sons Company	Waterloo, WI	-	Apr-13	Industrial, Office, Warehouse/Distribution	466,192
CPA®:16 – Global	Waddington North America, Inc.	Florence, KY	1,775	Jun-13	Industrial	166,849
CPA®:16 – Global	BA Kitchen Components Limited (a)	Doncaster, United Kingdom	1,527	Jun-13	Industrial	225,998
CWI	Hotel Maya, a Doubletree Hotel and Residence Inn Long Beach (49% Equity investment)	Long Beach, CA	22,640	Jul-13	Hospitality	N/A
CPA®:16 – Global	Fraikin SAS (a)	Créteil, Marseille, Vaulx en Velin, and Wasquehal, France	4,589	Jul-13	Industrial	43,550
CPA®:16 – Global	Tower Automotive Products Co., Inc.	Upper Sandusky, OH	875	Aug-13	Industrial	80,212
CPA®:16 – Global	Southwest Convenience Stores	Socorro, TX	447	Aug-13	Retail	4,114
CPA®:16 – Global	Gerber Scientific, Inc.	South Windsor, CT	4,200	Sep-13	Industrial	60,000
Total Dispositions			$72,297			1,559,289

____________

(a)          Disposition price reflects applicable foreign exchange rate.

Investing for the long runTM | 37

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(in thousands, except number of locations and percentages) (unaudited)

As of September 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Hellweg Die Profi-Baumärkte GmbH Und Co. KG	Germany	53	2,308	$27,417	8.3%	CPI	Retail	Retail Stores
Mercury Partners, LP/U-Haul Moving Partners Inc.	AL; AZ; CO; FL; GA; IL; IN; KS; LA; MA; MD; MN; MO; MS; NC; NJ; NM; NV; NY; OH; OK; TN; TX; VA	78	3,354	18,741	5.7%	CPI	Self-Storage	Buildings and Real Estate; Transportation-Personal
Carrefour France SAS	France	8	2,940	17,274	5.2%	CPI; FIXED	Warehouse/Distribution	Retail Stores
Marriott Corporation	CA; FL; IL; IN; KY; MD; NJ; NM; WA	12	1,036	16,100	4.9%	OTHER	Other Properties	Hotels and Gaming
OBI Group	Poland	18	1,398	13,959	4.2%	CPI	Office; Retail	Retail Stores
UTI Holdings, Inc.	Rancho Cucamonga, CA; Exton, PA; Avondale, AZ; Glendale Heights, IL	4	706	9,044	2.7%	CPI; FIXED	Other Properties	Healthcare, Education and Childcare
Federal Express Corporation	Collierville, TN; Corpus Christi, TX	2	421	7,593	2.3%	CPI; FIXED	Office; Warehouse/Distribution	Transportation - Cargo
True Value Company	Corsicana, TX; Fogelsville, PA; Jonesboro, GA; Kansas City, MO; Kingman, AZ; Springfield, OR; Woodland, CA	7	1,814	7,243	2.2%	FIXED	Warehouse/Distribution	Construction and Building
Foster Wheeler Realty Services	Clinton, NJ	1	292	6,510	2.0%	CPI	Office	Business and Commercial Services
Pohjola Non-Life Insurance Company LTD	Finland	1	511	5,742	1.7%	CPI	Office	Insurance
Fiserv, Inc.	Norcross, GA	1	221	5,472	1.6%	CPI; FIXED	Land; Office	Business and Commercial Services
Tieto OYJ	Finland	2	280	5,432	1.6%	CPI	Office	Electronics
Kraft Foods Group, Inc.	Northfield, IL	1	679	5,000	1.5%	NONE	Office	Beverages, Food, and Tobacco
Schuler AG	Germany	1	498	4,837	1.5%	CPI	Industrial	Machinery
Life Time Fitness, Inc.	Canton, MI; Rochester Hills, MI	2	279	4,672	1.4%	FIXED	Other Properties	Leisure, Amusement, Entertainment
Prefecture de Police	France	1	121	4,649	1.4%	CPI	Office	Federal, State and Local Government

Investing for the long runTM | 38

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata Basis)

(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of September 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry

The New York Times Company	New York, NY	1	126	4,557	1.4%	FIXED	Office	Media: Printing and Publishing
Dr. Pepper Snapple Group, Inc.	Houston, TX; Irving, TX	2	722	4,464	1.4%	CPI	Industrial	Beverages, Food, and Tobacco
UK Government	United Kingdom	1	211	4,407	1.3%	OTHER	Office	Federal, State and Local Government
Omnicom Group, Inc.	Playa Vista, CA	1	120	4,346	1.3%	CPI	Office	Business and Commercial Services
Oriental Trading Company, Inc.	La Vista, NE	1	736	4,305	1.3%	CPI	Warehouse/Distribution	Consumer and Durable Goods
HP Enterprise Services, LLC	Louisville, CO	1	404	4,185	1.3%	CPI	Industrial	Telecommunications
Hologic, Inc.	Bedford, MA; Danbury, CT	2	269	4,068	1.2%	CPI	Industrial	Electronics
24 Hour Fitness USA, Inc.	Austin, TX; Bedford, TX; Englewood, CO; Memphis, TN	4	181	4,008	1.2%	CPI; FIXED	Other Properties	Leisure, Amusement, Entertainment
JPMorgan Chase Bank, National Assoc.	Fort Worth, TX	1	384	4,000	1.2%	CPI	Office	Banking
Berry Plastics Corporation	Alsip, IL; Solvay, NY; Tolleson, AZ	4	941	3,992	1.2%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
Cargotec Finland OY	Finland	1	184	3,983	1.2%	CPI	Industrial; Office	Machinery
Advanced Micro Devices	Sunnyvale, CA	1	121	3,981	1.2%	CPI	Office	Electronics
Amylin Pharmaceuticals, Inc.	San Diego, CA	2	144	3,950	1.2%	FIXED	Office	Business and Commercial Services
Konica Minolta Business Solutions U.S.A., Inc.	St. Petersburg, FL	2	338	3,815	1.2%	CPI	Office	Electronics
Dick’ Sporting Goods, Inc.	Greenwood, IN (2); Freehold, NJ; Buffalo, NY	4	341	3,519	1.1%	CPI; FIXED	Retail	Retail Stores
Orbital Sciences Corporation	Chandler, AZ	1	355	3,307	1.0%	CPI	Industrial	Aerospace and Defense
Rexam Healthcare Packaging Inc.	Buffalo Grove, IL; Excelsior Springs, MO; North Versailles, PA; St. Petersburg, FL; West Lafayette, IN	5	616	3,243	1.0%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
Shaklee Corporation	Pleasanton, CA	1	112	3,101	0.9%	FIXED	Office	Healthcare, Education and Childcare

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Tenants by Annualized Contractual Minimum Base Rent (Pro Rata Basis)

(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of September 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry

Tommy Hilfiger Europe B.V.	Netherlands	2	474	3,100	0.9%	CPI	Warehouse/Distribution	Textiles, Leather, and Apparel
MBM-Beef	Lewisville, TX; Orlando, FL; Rocky Mount, NC	4	556	3,076	0.9%	FIXED	Industrial	Beverages, Food, and Tobacco
Tower Automotive Operations USA I, LLC	Auburn, IN; Bluffton, OH; Milan, TN	3	844	2,919	0.9%	CPI	Industrial	Automobile
MediMedia USA, Inc.	Lower Makefield, PA	1	107	2,574	0.8%	FIXED	Office	Media: Printing and Publishing
Information Resources, Inc.	Chicago, IL	1	160	2,521	0.8%	CPI	Office	Business and Commercial Services
C1000 Logistiek Vastgoed B.V.	Netherlands	6	307	2,405	0.7%	CPI	Warehouse/Distribution	Grocery
AutoZone, Inc.	AL; FL; GA; IL; LA; MO; NC; NM; SC; TN; TX	54	302	2,219	0.7%	FIXED; NONE	Retail	Retail Stores
Google Inc.	Venice, CA	1	68	2,117	0.6%	FIXED	Office	Telecommunications
Gestamp Alabama LLC	McCalla, AL	1	390	2,016	0.6%	CPI	Industrial	Automobile
Sybron Dental Specialties	Romulus, MI; Glendora, CA	2	245	2,009	0.6%	CPI	Industrial	Healthcare, Education and Childcare
Overland Storage Inc.	San Diego, CA	1	91	1,981	0.6%	FIXED	Office	Electronics
Unisource Worldwide, Inc.	Anchorage, AK; Commerce, CA	2	456	1,926	0.6%	FIXED	Warehouse/Distribution	Forest Products and Paper
Grande Communications Networks, Inc.	Corpus Christi, TX; Odessa, TX; San Marcos, TX; Waco, TX	5	134	1,893	0.6%	CPI	Office	Telecommunications
Arbella Service Company, Inc.	Quincy, MA	1	132	1,883	0.6%	FIXED	Office	Insurance
Merit Medical Systems, Inc.	South Jordan, UT	1	193	1,877	0.6%	CPI	Industrial	Healthcare, Education and Childcare
Eroski Sociedad Cooperativa	Spain	1	138	1,868	0.6%	CPI	Warehouse/Distribution	Grocery
Quad/Graphics, Inc.	Doraville, GA	1	433	1,801	0.5%	CPI	Industrial	Media: Printing and Publishing
Reynolds Group Holdings LTD	Mooresville, NC	1	385	1,800	0.5%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
Kerr Corporation	Bowling Green, KY; Jackson, TN	2	368	1,788	0.5%	FIXED	Industrial	Chemicals, Plastics, Rubber, and Glass
BE Aerospace, Inc.	Lenexa, KS; Winston-Salem, NC	2	404	1,769	0.5%	FIXED	Industrial	Aerospace and Defense

Investing for the long runTM | 40

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata Basis)

(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of September 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry

Del Monte Corporation	Mendota, IL; Plover, WI; Toppenish, WA; Yakima, WA	4	368	1,763	0.5%	CPI	Warehouse/Distribution	Beverages, Food, and Tobacco
EADS North America, Inc.	Irvine, CA	1	99	1,755	0.5%	FIXED	Office	Electronics
Walgreens Co.	Concord, NC; Florence, AL; Rockport, TX; Snellville, GA; Virginia Beach, VA	5	74	1,741	0.5%	NONE	Retail	Retail Stores
Childtime Childcare, Inc.	AZ; CA; MI; TX	12	84	1,731	0.5%	CPI	Other Properties	Healthcare, Education and Childcare
The United States Playing Card Company	Erlanger, KY	2	770	1,720	0.5%	FIXED	Industrial	Media: Printing and Publishing
Belgium Government	Belgium	1	122	1,700	0.5%	CPI	Office	Federal, State and Local Government
Plexus Corp.	Neenah, WI	1	179	1,699	0.5%	CPI	Industrial	Electronics
Integracolor, Ltd.	Mesquite, TX	1	359	1,647	0.5%	CPI	Warehouse/Distribution; Industrial	Media: Printing and Publishing
Others(a)		75	8,031	43,455	13.1%
Total(b) (c)		421	39,436	$331,669	100.0%

__________

(a)          Number of locations includes properties that are partially vacant.

(b)          Excludes all operating properties.

(c)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 41

Terms and Definitions

Non-GAAP Financial Disclosures

AFFO

Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude expenses related to the CPA®:15 Merger and Proposed Merger and realized gain/losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs which are currently not engaged in acquisitions and mergers. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

Adjusted EBITDA

We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company.  Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges such as impairments and stock compensation.  Additionally, we exclude merger expenses related to the CPA®:15 Merger and the proposed merger with CPA®:16 - Global which are considered non-recurring and gain/losses in real estate, foreign exchange and derivatives which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance.  We exclude these items from Adjusted EBITDA as they are not the primary drivers in our decision making process.  Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows.  We believe that Adjusted EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, Adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA and Adjusted EBITDA as two of the measures of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.  Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate

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Terms and Definitions

(Continued)

the stability of our underlying revenue streams. Adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Adjusted revenue may not be comparable to similarly titled measures of other companies.

Adjusted G&A

Total Adjusted G&A is a non-GAAP financial measure that represents WPC’s general and administrative expense on a GAAP basis adjusted for both non-recurring items including merger costs and recurring items including Dealer manager fee-related expense and non-cash stock compensation expense. We believe that Adjusted G&A is useful to investors and analysts as a supplemental measure of expenses related to Total Adjusted Real Estate Revenue, and we use it to evaluate the profitability of our overall operations. Total Adjusted G&A should not be considered as an alternative to general and administrative expense computed on a GAAP basis as a measure of our profitability. Adjusted G&A may not be comparable to similarly titled measures of other companies.

Pro Rata Amounts

This supplemental package contains certain measures prepared under the pro rata consolidation method, which is not in accordance with GAAP. We refer to these non-GAAP measures as pro rata measures. We believe that these pro rata measures, including primarily “pro rata debt” and “pro rata NOI,” are useful to investors as they provide supplemental information on the nature and performance of our investments that is not easily discernible in the equivalent GAAP measures. Consistent with industry practice and as a means of procuring opportunities and sharing risk, we have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method required under GAAP, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, under GAAP, for all other jointly-owned investments, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we generally present our proportionate share, based on our economic ownership of these jointly-owned investments, of the assets, liabilities, revenues and expenses of those investments, as we use this information to evaluate our financial performance without including any ownership of the other investors. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to or more meaningful than, our GAAP measures.

Total Adjusted Real Estate Revenue

Total Adjusted Real Estate Revenue represents WPC and the Managed REITs, as well as Corporate Property Associates 14 Incorporated (“CPA®:14”) prior to the CPA®:14 merger with CPA®:16 - Global in 2011. We believe that presenting Total Adjusted Real Estate Revenue is useful to investors and analysts as a supplemental measure of our Real Estate segment in relation to the aggregate amount of revenues that we manage. We use this non-GAAP measure because it allows for the evaluation of revenue stability of our owned and managed investment portfolios. Total Adjusted Real Estate Revenue should not be considered as an alternative to revenues computed on a GAAP basis or as a measure of our profitability. Total Adjusted Real Estate Revenue may not be comparable to similarly titled measures of other companies.

Investing for the long runTM | 43